As filed with the Securities and Exchange Commission on November 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. GOLDMINING INC.

(Exact name of registrant as specified in its charter)

Nevada	37-1792147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1188 West Georgia Street, Suite 1830

Vancouver, BC V6E 4A2

(Address of principal executive offices) (Zip Code)

U.S. GoldMining Inc. 2022 Equity Incentive Plan

U.S. GoldMining Inc. 2023 Long-Term Incentive Plan

(Full title of the Plans)

Tim Smith, CEO

Suite 200, Office 203

301 Calista Court

Anchorage, AK 99518

(Name and address of agent for service)

(833) 388-9788

(Telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.
Rod Talaifar, Esq.	Alla Digilova, Esq.
Sangra Moller LLP	Haynes and Boone, LLP
1000 Cathedral Place	30 Rockefeller Plaza
925 West Georgia Street	26th Floor
Vancouver, BC, Canada V6C 3L2	New York, NY 10112
Tel: +1 604 662-8808	Tel: +1 212 659-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by U.S. GoldMining Inc. (the “Company”) in connection with the registration of (i) 170,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued pursuant to restricted stock awards under the U.S. GoldMining Inc. 2022 Equity Incentive Plan, adopted on September 23, 2022 (the “2022 Plan”), (ii) 365,000 shares of Common Stock that are reserved for issuance pursuant to future awards under the 2022 Plan, (iii) 185,550 shares of Common Stock issuable pursuant to stock option awards under the U.S. GoldMining Inc. 2023 Long-Term Incentive Plan, adopted on February 6, 2023 (the “2023 Plan”), and (iv) 1,058,184 shares of Common Stock that are reserved for issuance pursuant to future awards under the 2023 Plan.

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act’). The reoffer prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that were issued to certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus. The number of shares of Common Stock included in the reoffer prospectus represents shares of Common Stock issued to the selling stockholders pursuant to restricted stock awards and shares of Common Stock issuable pursuant to stock option awards and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The amount of shares to be offered or resold by means of the reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2022 Plan and 2023 Plan. The documents containing this information will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act. Such documents are not being filed by the Company with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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REOFFER PROSPECTUS

355,550 SHARES OF COMMON STOCK

U.S. GOLDMINING INC.

This prospectus relates to the reoffer and resale from time to time of up to 355,550 shares of common stock, par value $0.001 per share (the “Common Stock”), of U.S. GoldMining Inc., a Nevada corporation (the “Company”), by certain selling stockholders named herein.

The selling stockholders may offer and sell the shares described in this prospectus in a number of different ways and at varying prices. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling stockholders to sell any or all such shares.

The amount of shares of Common Stock to be offered or resold by means of this prospectus by each selling stockholder who is an affiliate of the Company (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

We will not receive any of the proceeds from the offering or sale of such shares by the selling stockholders.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “USGO.” On November 1, 2024, the closing price for our Common Stock as reported by the Nasdaq Capital Market was $8.86.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 3 of this prospectus and in any similar section included in the documents incorporated by reference in this prospectus to read about factors you should consider before investing in our securities.

We are a “smaller reporting company” and “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company and Emerging Growth Company” for additional information.

The Securities and Exchange Commission (the “Commission”) may take the view that, under certain circumstances, the selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2024.

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We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses that we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders may offer to sell, and seek offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights certain information in this prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the notes thereto and the other information incorporated by reference into this prospectus before deciding to invest in our shares of Common Stock. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements”.

Overview

We are a United States domiciled exploration stage company and our sole project is currently the Whistler Project. The Whistler Project is a gold-copper exploration project located in the Yentna Mining District, approximately 170 km northwest of Anchorage, Alaska.

On April 24, 2023, we completed our initial public offering of shares of Common Stock and Warrants. Our shares of Common Stock and Warrants are listed on the Nasdaq Capital Market under the symbols “USGO” and “USGOW”, respectively.

On February 9, 2024, the board of directors approved a change of our fiscal year end from November 30 to December 31, effective beginning with the next fiscal year, which began on January 1, 2024, and will end on December 31, 2024. As a result of the change in fiscal year, there was a one-month transition period beginning on December 1, 2023, and ending on December 31, 2023 (the “Transition Period”). The Company’s unaudited consolidated financial statements for the Transition Period were reported in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as filed with the Commission on May 10, 2024.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

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As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Company Information

We were incorporated on June 30, 2015, in Alaska as “BRI Alaska Corp.” On September 8, 2022, we redomiciled to Nevada and changed our name to “U.S. GoldMining Inc.” Our principal executive offices are located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia, Canada V6E 4A2 and our head operating offices are located at 301 Calista Court, Suite 200, Office 203, Anchorage, Alaska, 99518. Our website address is www.us.goldmining.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

About This Offering

This offering relates to the resale by the selling stockholders of up to 355,550 shares of Common Stock. The selling stockholders have acquired or will acquire such shares pursuant to grants made pursuant to the 2022 Plan and/or 2023 Plan, as applicable.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider all of the information set forth in this reoffer prospectus, including our financial statements and notes thereto and the other information incorporated by reference into this reoffer prospectus, and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended November 30, 2023, as amended, before you decide to purchase our securities. If any of these risks actually occur, our business, financial conditions, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding U.S. GoldMining Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See the section entitled “Selling Stockholders” below. All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock.

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SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 355,550 shares of Common Stock issued to the selling stockholders, or underlying equity awards issued to the selling stockholders, under our 2022 Plan and/or 2023 Plan, as applicable. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling stockholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The number of shares to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Notwithstanding the foregoing, in the event the selling stockholder is an “affiliate” (as such term is defined in the Securities Act) the amount of shares to be reoffered or resold by means of this prospectus by the selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder as of November 1, 2024, (ii) the number of shares to be offered for resale by each selling stockholder and (iii) the number and percentage of shares of Common Stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling stockholders also are sold.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Unless otherwise noted, all shares of Common Stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be. Unless otherwise indicated, the address for each of the selling stockholders named below is c/o U.S. GoldMining Inc., 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia, Canada V6E 4A2.

Name of Selling Stockholder	Number of Shares Beneficially Owned (1)		Number of Shares to be Offered for the Account of the Selling Stockholder (2) (3)		Number of Shares Beneficially Owned After the Offering (1)	% Owned After the Offering ** (1)
Garnet Dawson	20,000	(4)	20,000		0	*
Alastair Still	115,200	(5)	100,000		15,200	*
Tim Smith	75,000	(6)	86,000	(7)	0	*
Ross Sherlock	10,000	(8)	10,000		0	*
Aleksandra Bukacheva	12,000	(9)	10,000		2,000	*
Lisa Wade	10,000	(10)	10,000		0	*
Laura Schmidt	10,383	(11)	10,000		383	*
Tyler Wong	16,500	(12)	25,000	(13)	0	*
Yong-Jae Kim	10,000	(14)	12,500	(15)	0	*
Peter Behncke	10,000	(16)	15,000	(17)	0	*
Katherine Arblaster	7,500	(18)	10,000	(19)	0	*
Bruce Nicholson	5,000	(20)	5,000		0	*
Kanapa Pitakpong	3,000	(21)	3,000		0	*
Chenguang Zhong	5,500	(22)	8,000	(23)	0	*
Catherine Segovia	3,000	(24)	3,000		0	*
Congdi Cheng	875	(25)	1,750	(26)	0	*
Yu Ting Law	900	(27)	1,800	(28)	0	*
Logan Boyce	2,250	(29)	4,500	(30)	0	*
Samuel Mah	5,000	(31)	10,000	(32)	0	*
Alex Tomich	1,500	(33)	3,000	(34)	0	*
SRC Swiss Resource Capital AG	1,750	(35)	7,000	(36)	0	*

**	calculated based on 12,437,343 shares of Common Stock outstanding as of November 1, 2024.

*	denotes less than 1%.

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(1) Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of such security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date hereof.

(2) These are designated as “restricted securities” as such term is defined in General Instruction C to Form S-8.

(3) Includes shares of Common Stock underlying stock option and restricted stock awards irrespective of whether such stock option and restricted stock awards will vest more than 60 days after the date hereof.

(4) Mr. Dawson is one of our directors. His shareholdings consist of 20,000 shares of performance based restricted shares of Common Stock under the 2022 Plan, 12,000 of which have vested and 8,000 of which are subject to cancellation if certain performance conditions are not met.

(5) Mr. Still is the chairman of our board of directors. His shareholdings consist of (i) 7,600 shares of Common Stock, (ii) Warrants to purchase up to 7,600 shares of Common Stock, and (iii) 100,000 shares of performance based restricted shares of Common Stock under the 2022 Plan, 60,000 of which have vested and 40,000 of which are subject to cancellation if certain performance conditions are not met.

(6) Mr. Smith is our Chief Executive Officer. His shareholdings consist of (i) 3,500 shares of Common Stock, (ii) Warrants to purchase up to 3,500 shares of Common Stock, (iii) 50,000 shares of performance based restricted shares of Common Stock under the 2022 Plan, 30,000 of which have vested and 20,000 of which are subject to cancellation if certain performance conditions are not met, and (iv) 18,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(7) Includes 18,000 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

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(8) Mr. Sherlock is one of our directors. His shareholdings consist of 10,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(9) Ms. Bukacheva is one of our directors. Her shareholdings consist of (i) 1,000 shares of Common Stock, (ii) Warrants to purchase up to 1,000 shares of Common Stock, and (iii) 10,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(10) Ms. Wade is one of our directors. Her shareholdings consist of 10,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(11) Ms. Schmidt is one of our directors. Her shareholdings consist of (i) 383 shares of Common Stock, and (ii) 10,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(12) Mr. Wong is our Interim Chief Financial Officer. His shareholdings consist of 16,500 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(13) Includes 8,500 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(14) Mr. Kim was formerly the General Counsel of GoldMining. Based on information available to the Company, his shareholdings consist of 10,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(15) Includes 2,500 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(16) Mr. Behncke is a Corporate Development & Investor Relations manager at GoldMining. Based on information available to the Company, his shareholdings consist of 10,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(17) Includes 5,000 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(18) Ms. Arblaster is our Director of Environmental, Social, and Governance. Based on information available to the Company, her shareholdings consist of 7,500 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(19) Includes 2,500 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(20) Mr. Nicholson is the Head of Investor Relations at GoldMining. Based on information available to the Company, his shareholdings consist of 5,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

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(21) Ms. Pitakpong is an Investor Relations manager at GoldMining. Based on information available to the Company, her shareholdings consist of 3,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(22) Ms. Zhong is our Controller. Based on information available to the Company, her shareholdings consist of 5,500 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(23) Includes 2,500 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(24) Ms. Segovia is an Executive Assistant at GoldMining. Based on information available to the Company, her shareholdings consist of 3,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(25) Ms. Cheng is our Intermediate Accountant. Based on information available to the Company, her shareholdings consist of 875 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(26) Includes 875 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(27) Ms. Law is our Paralegal. Based on information available to the Company, her shareholdings consist of 900 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(28) Includes 900 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(29) Mr. Boyce is our Senior Project Geologist. Based on information available to the Company, his shareholdings consist of 2,250 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(30) Includes 2,250 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(31) Mr. Mah is the Director of Engineering Studies at GoldMining. Based on information available to the Company, his shareholdings consist of 5,000 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(32) Includes 5,000 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(33) Mr. Tomich is a consultant of the Company. Based on information available to the Company, his shareholdings consist of 1,500 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(34) Includes 1,500 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

(35) SRC Swiss Resource Capital AG is a consultant of the Company. Based on information available to the Company, its shareholdings consist of 1,750 options to purchase shares of Common Stock under the 2023 Plan, which have vested or will vest within 60 days of the date hereof.

(36) Includes 5,250 options to purchase shares of Common Stock under the 2023 Plan, which will vest more than 60 days after the date hereof.

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PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our Common Stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our Common Stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the selling stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our Common Stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such shares of Common Stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged shares of Common Stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The amount of shares to be reoffered or resold by means of this prospectus by each selling stockholder who is an affiliate of the Company (as defined in Rule 405 promulgated under the Securities Act), and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock of the selling stockholders.

Although the shares of Common Stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling stockholders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Common Stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of U.S. GoldMining Inc. as of November 30, 2023, and 2022 and for each of the two years ended November 30, 2023, and 2022 incorporated by reference into this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The technical and scientific information incorporated by reference in this prospectus relating to the Whistler Project was derived from the S-K 1300 Report prepared by, and has been incorporated by reference upon the authority of, Sue Bird, P.Eng. of Moose Mountain Technical Services. Sue Bird, P.Eng. is a qualified person with respect to the matters covered by such report and in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are also available to you on the Commission’s website at http://www.sec.gov. We maintain a website at www.us.goldmining.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not part of this prospectus.

We are also subject to the informational requirements of the securities commissions in all provinces and territories of Canada, except Quebec, subject to available exemptions. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we intend to file with the applicable Canadian provincial and territorial securities commissions. These filings are also electronically available from SEDAR+ (http://www.sedarplus.ca), the Canadian equivalent of the Commission’s Electronic Document Gathering and Retrieval System, or “EDGAR”. Documents filed on SEDAR+ are not, and should not be considered, part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this reoffer prospectus. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

1.	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2023, filed with the Commission on February 21, 2024, as amended on Form 10-K/A filed with the Commission on April 24, 2024;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024, filed with the Commission on May 10, 2024, and August 13, 2024, respectively;

3.	Our Current Reports on Form 8-K filed with the Commission on February 13, 2024, March 19, 2024, May 22, 2024, and October 7, 2024; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on April 19, 2023, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.4 to our Annual Report on Form 10-K/A for the year ended November 30, 2023, filed with the Commission on April 24, 2024, and any amendment or report filed with the Commission for purposes of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this reoffer prospectus from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on these who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

355,550 shares of

Common Stock

November 4, 2024

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

1.	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2023, filed with the Commission on February 21, 2024, as amended on Form 10-K/A filed with the Commission on April 24, 2024;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024, filed with the Commission on May 10, 2024, and August 13, 2024, respectively;

3.	Our Current Reports on Form 8-K filed with the Commission on February 13, 2024, March 19, 2024, May 22, 2024, and October 7, 2024; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on April 19, 2023, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.4 to our Annual Report on Form 10-K/A for the year ended November 30, 2023, filed with the Commission on April 24, 2024, and any amendment or report filed with the Commission for purposes of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

We will provide without charge to each person to whom documents are being provided pursuant to Part I of this Registration Statement, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to U.S. GoldMining Inc. 1188 W. Georgia Street, Suite 1830, Vancouver, BC V6E 4A2, Attention: Tyler Wong, Interim Chief Financial Officer, or by telephone at: (604) 388-9788.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation.

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding, if such person: (i) is not liable for breach of his or her fiduciary duties to the corporation; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action, if he or she: (i) is not liable for breach of his or her fiduciary duties to the corporation; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably titled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Under the Registrant’s Bylaws, the Registrant is obligated to indemnify any director, officer, employee or agent of the Registrant to the fullest extent permitted by the Nevada Revised Statutes, as described above. The Registrant’s Bylaws also require the Registrant to advance expenses, including attorneys’ fees, incurred by a director or officer in defending any civil, criminal, administrative, or investigative proceeding in advance of the final disposition of such proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay all amounts advanced if it is ultimately determined that the person is not titled to be indemnified by the Registrant.

The Registrant has also entered into indemnification agreements with each of its current directors and officers. The indemnification agreements generally require that the Registrant indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to it as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of the Registrant and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by the Registrant.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Number	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 10, 2023, as amended)
4.2	Amended No. 1 to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 10, 2023, as amended)
4.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 10, 2023, as amended)
4.4	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 10, 2023, as amended)
5.1*	Opinion of Haynes and Boone, LLP
23.1*	Consent of Deloitte LLP
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
23.3*	Consent of Moose Mountain Technical Services.
24.1	Powers of Attorney (included on signature page of this Registration Statement).
99.1	U.S. GoldMining Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 10, 2023, as amended)
99.2	U.S. Goldmining Inc. 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 10, 2023, as amended)
107*	Filing Fee Table

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Vancouver, British Columbia, Canada on November 4, 2024.

U.S. GOLDMINING INC.

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Tim Smith and Tyler Wong as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Tim Smith	Chief Executive Officer (Principal Executive Officer) and President	November 4, 2024
Tim Smith

/s/ Tyler Wong	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 4, 2024
Tyler Wong

/s/ Alastair Still	Chairman of the Board	November 4, 2024
Alastair Still

/s/ Garnet Dawson	Director	November 4, 2024
Garnet Dawson

/s/ Ross Sherlock	Director	November 4, 2024
Ross Sherlock

/s/ Lisa Wade	Director	November 4, 2024
Lisa Wade

/s/ Laurie J. Schmidt	Director	November 4, 2024
Laurie J. Schmidt

/s/ Aleksandra Bukacheva	Director	November 4, 2024
Aleksandra Bukacheva

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